    As filed with the Securities and Exchange Commission on August 11, 2000

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         DECATUR FIRST BANK GROUP, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)

          Georgia                                   58-2254289
--------------------------------------------------------------------------------
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                   Identification No.)

                  1120 Commerce Drive, Decatur, Georgia 30030
--------------------------------------------------------------------------------
             (Address of principal executive offices and zip code)

           DECATUR FIRST BANK GROUP, INC. 1998 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)
--------------------------------------------------------------------------------

                                 Judy B. Turner
                         Decatur First Bank Group, Inc.
                              1120 Commerce Drive
                            Decatur, Georgia  30030
                                (404) 373-1000
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                    (Name and address of agent for service)

                                (404)  572-6952
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         (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Kathryn L. Knudson, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                     191 Peachtree Street, N.E., 16th Floor
                            Atlanta, Georgia 30303
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                   Proposed        Proposed
Title of                           Maximum          Maximum
Securities          Amount         Offering        Aggregate       Amount of
to be                to be          Price          Offering       Registration
Registered        Registered      Per Share          Price            Fee
--------------------------------------------------------------------------------
Common
Stock, $5.00        141,815        $13.00(2)     $1,843,595(3)       $487.00
par value           shares(1)
--------------------------------------------------------------------------------

(1) Representing shares to be issued and sold by the Registrant under the Decatur First Bank Group, Inc. 1998 Stock Incentive Plan. The Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2) The per share sales price of the Registrant's Common Stock based on a sale that occurred on August 7, 2000, which is the sale closest to August 10, 2000 known to the Registrant.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

  The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

  (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 000-24139);

  (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 000-24130); and

  (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A12G dated April 30, 1998 (File No. 000-21267), which incorporates by reference the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 dated October 18, 1996 (File No. 333-14355), as filed with the Securities and Exchange Commission, and any amendments to such Registration Statement on Form SB-2 filed subsequently thereto, including any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of the Securities.

  Not applicable.

Item 5.    Interests of Named Experts and Counsel.

  Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the shares of Common Stock registered hereby.

Item 6.    Indemnification of Directors and Officers.

  Consistent with the applicable provisions of the laws of Georgia, the Registrant's bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents against expenses (including attorneys' fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director, officer, employee or agent acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A determination of whether indemnification of a director, officer, employee or agent is proper because he or she met the applicable standard of conduct shall be made (1) by the board of directors of the Registrant, (2) in certain circumstances, by independent legal counsel in a written opinion or (3) by the affirmative vote of a majority of the shares entitled to vote, but shares owned by or under voting control of persons who are at the time parties to the proceeding may not vote on the determination. The Registrant may provide indemnification in connection with (1) a proceeding by or in the right of the Registrant in which the individual is adjudged liable to the Registrant or (2) any proceeding in which the individual is adjudge liable on the basis of receiving an improper personal benefit only if approved by a majority of the shareholders entitled to vote. In no event, however, may the Registrant provide indemnification in a proceeding in which the individual is adjudged liable for (1) a breach of duty involving appropriation of a business opportunity of the Registrant, (2) an act or omission involving intentional misconduct or a knowing violation of law, (3) a transaction from which the director derives an improper material tangible personal benefit or (4) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code.

     Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. The Registrant may purchase and maintain insurance on behalf of a director, officer, employee or agent of the Registrant against liability asserted against such person and incurred by him or her in such capacity, whether or not the Registrant would have had the power to indemnify against such liability.

     In addition, the Registrant's articles of incorporation, subject to exceptions, eliminates the potential personal liability of a director for monetary damages to the Registrant and to the shareholders of the Registrant for breach of a duty as a director. There is no release of liability for (1) a breach of duty involving appropriation of a business opportunity of the Registrant, (2) an act or omission involving intentional misconduct or a knowing violation of law, (3) a transaction from which the director derives an improper material tangible personal benefit or (4) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. The articles of incorporation do not eliminate or limit the right of the Registrant or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

Item 7.    Exemption from Registration Claimed.

  Not applicable.

Item 8.    Exhibits.

  The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

  Exhibit
    No.               Description
 --------             -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

23.1     Consent of counsel (included in Exhibit 5.1).

23.2     Consent of Porter Keadle Moore, LLP, independent auditors.

24.1     Power of Attorney (see signature pages to this Registration
         Statement).

99.1     Decatur First Bank Group, Inc. 1998 Stock Incentive Plan./1/

_________________________
/1/Incorporated herein by reference to Exhibit 10.4 to the Registrant's Annual
   Report on Form 10-KSB for the year ended December 31, 1997.

Item 9.    Undertakings.

  (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Georgia, on this 8th day of August, 2000.

                                     DECATUR FIRST BANK GROUP, INC.


                                     By:  /s/ Judy B. Turner
                                         -----------------------------
                                           Judy B. Turner
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Judy
B. Turner and Merriell Autrey, Jr., his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                      Title                         Date
      ---------                    --------                       ------

/s/ John L. Adams, Jr.             Director                   August 8, 2000
--------------------------------
John L. Adams, Jr.

/s/ Merriell Autrey, Jr.           Director                   August 8, 2000
--------------------------------
Merriell Autrey, Jr.

/s/ Mary Bobbie Bailey             Director                   August 8, 2000
--------------------------------
Mary Bobbie Bailey

/s/ James A. Baskett               Director                   August 8, 2000
--------------------------------
James A. Baskett

      Signature                             Title                     Date
      ---------                           --------                   ------

/s/ John Walter Drake                      Director              August 8, 2000
--------------------------------
John Walter Drake

/s/ William F. Floyd                       Director              August 8, 2000
--------------------------------
William F. Floyd

/s/ Robert E. Lanier                       Director              August 8, 2000
--------------------------------
Robert E. Lanier

/s/ Carol G. Nickola                       Director              August 8, 2000
--------------------------------
Carol G. Nickola

/s/ Lynn Pasqualetti                       Director              August 8, 2000
--------------------------------
Lynn Pasqualetti
                                           Director
--------------------------------
Roger K. Quillen

/s/ James T. Smith, III                    Director              August 8, 2000
--------------------------------
James T. Smith, III

/s/ Kirby A. Thompson                      Director              August 8, 2000
--------------------------------
Kirby A. Thompson

/s/ Judy B. Turner                   Director, President and     August 8, 2000
--------------------------------     Chief Executive Officer
Judy B. Turner                    (Principal Executive, Financial
                                     and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit
  No.                               Description
--------                            -----------
  5.1       Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

 23.1       Consent of counsel (included in Exhibit 5.1).

 23.2       Consent of Porter Keadle Moore, LLP, independent auditors.

 24.1       Power of Attorney (see signature pages to this Registration
            Statement).

 99.1       Decatur First Bank Group, Inc. 1998 Stock Incentive Plan.1

_________________________
/1/ Incorporated herein by reference to Exhibit 10.4 to the Registrant's
    Annual Report on Form 10-KSB for the year ended December 31, 1997.